Exhibit 99.B(j)(1)

Consent of Ernst & Young, LLP

 Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses of the Robeco Investment Funds (Institutional Class and Investor Class), Perimeter Small Cap Growth Fund (I Shares and Investor Shares), S1 Fund (I Shares) and Summit Global Investments U.S. Low Volatility Equity Fund (I Shares) of The RBB Fund, Inc. dated December 23, 2013, and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information of the Robeco Investment Funds, Perimeter Small Cap Growth Fund, S1 Fund and Summit Global Investment U.S. Low Volatility Equity Fund of The RBB Fund, Inc. dated December 23, 2013, and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 160 to File No. 33-20827; Amendment No. 162 to File No. 811-5518) of The RBB Fund, Inc. of our reports dated October 25, 2013 with respect to the financial statements and financial highlights of the Robeco Investment Funds, S1 Fund and Summit Global Investment U.S. Low Volatility Equity Fund and our report dated October 30, 2013 with respect to the financial statements and financial highlights of the Perimeter Small Cap Growth Fund, included in the 2013 Annual Reports to shareholders.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
December 23, 2013